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                                                                      Exhibit 24


                                 eSylvan, INC.
                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of eSylvan, INC., a Maryland corporation, hereby constitute and appoint B. Lee McGee, Robert Zentz and David Graves and any of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of eSylvan, Inc., the Registration Statement on Form S-8, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

OFFICER/DIRECTOR                         DATE
----------------                         ----

/s/  DAVID GRAVES                        February 21,  2002
-------------------------------------    --------------------
David Graves, President

/s/  B. LEE McGEE                        February 21,  2002
-------------------------------------    --------------------
B. Lee McGee
Treasurer, Chief Financial Officer
and Director

/s/  PETER COHEN                         February 21,  2002
-------------------------------------    --------------------
Peter Cohen, Director


/s/  CHRISTOPHER HOEHN-SARIC             February 21,  2002
-------------------------------------    --------------------
Christopher Hoehn-Saric, Director


/s/  ROBERT ZENTZ                        February 21,  2002
-------------------------------------    --------------------
Robert Zentz, Director